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EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 27, 2005 accompanying the financial statements and supplemental schedules of RAIT Investment Trust 401(k) Profit Sharing Plan on Form 11-K for the year ended December 31, 2004. We hereby consent to the incorporation by reference of said report in the Registration Statement of RAIT Investment Trust on Form S-8 (File No. 333-109158, effective September 26, 2003).

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania
June 28, 2005